Exhibit 99.1

2012/2013 LEASING STATUS :: wholly-owned properties - summary

AMERICAN CAMPUS COMMUNITIES

Leases	Current Year		Prior Year					
	Leases[1]	% of Rentable Beds	Leases[1]	% of Rentable Beds	Rentable Beds[2]	Design Beds	Final Fall 2011 Occupancy[3]	Initial Rate Increase	Projected Rate Increase[8]
Same Store Wholly-owned Properties[4]	37,436	65.1%	39,119	69.0% [5]	57,486	57,968	98.2% [5]	3.5%	3.6%
New Wholly-owned Properties[6]	6,138	67.1%	289	46.0% [7]	9,151	9,266	90.4% [7]	n/a	n/a
Wholly-owned Properties-Total	**43,574**	**65.4%**	**39,408**	**68.7%** [7]	**66,637**	**67,234**	**98.1%** [7]	**3.5%**	**3.6%**

1. As of March 30, 2012 for the current year and March 30, 2011 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2011.
4. Includes Pirates Cove, which is classified as Held for Sale as of December 31, 2011 and is anticipated to be sold in the first half of 2012.
5. Excludes Eagles Trail, a 792-bed property purchased in September 2011, as no prior year leasing data is available for this property.
6. Includes 11 properties currently under construction that are anticipated to open for occupancy in August 2012. Also includes The Varsity and 26 West, purchased in December 2011, and University Heights, purchased from one of the Fidelity joint ventures in January 2012. Excludes Studio Green, a 448-bed property purchased in November 2011 with the intent to redevelop the property commencing in the second or third quarter 2012.
7. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final Fall 2011 occupancy.
8. Projected rate increase is based on current executed leases and assumes all future leases will be executed at currently marketed rates up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES ::